UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, has filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On May 20, 2026, Mr. Wilson, together with the other participants named herein, filed Amendment No. 21 to their Schedule 13D, which included the following update to Item 4 of Schedule 13D:

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended and supplemented as follows:

On May 18, 2026, Mr. Wilson issued a press release (the “May 18 Press Release”), a copy of which is attached as Exhibit 99.1 to this Amendment, setting forth details of his recent negotiations with the Issuer. The May 18 Press Release highlighted Mr. Wilson’s support for the eight key terms proposed by the Issuer as part of a potential resolution, and detailed Mr. Wilson’s responses to other items in the Issuer’s proposal, including to align the proposed framework with customary terms such as replacement rights and an expense reimbursement. The May 18 Press Release noted that such customary terms are so common that they are included in at least 14 of the last 20 settlement agreements that other clients of the Issuer’s counsel have entered into in similar situations. The May 18 Press Release also expressed Mr. Wilson’s willingness to continue a constructive dialogue with the Board to effect a resolution and his readiness to act in the best interests of all shareholders, whether through a vote at the Annual Meeting or a constructive resolution with the Issuer. The information contained in Exhibit 99.1 of this Amendment is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), has filed the Definitive Proxy Statement and accompanying GOLD Universal Proxy Card with the SEC to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card have been furnished to some or all of the Company’s shareholders and, along with other relevant documents, are available at no charge on the SEC’s website at https://www.sec.gov/.